Exhibit 4.1

EXECUTION VERSION

COMMERCIAL METALS COMPANY

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF MAY 3, 2018

TO

INDENTURE

DATED AS OF MAY 6, 2013

5.750% SENIOR NOTES DUE 2026

i

THIRD SUPPLEMENTAL INDENTURE, dated as of May 3, 2018 (this “Supplemental Indenture”), between Commercial Metals Company, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 6565 N. MacArthur Blvd., Irving, Texas 75039 (the “Company”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America and having its principal office at 800 Nichollet Mall, Minneapolis, Minnesota 55402, as trustee (the “Trustee”) under the Indenture (as hereinafter defined).

RECITALS

WHEREAS, the Company executed and delivered the Indenture, dated as of May 6, 2013, to the Trustee (the “Existing Indenture,” and as heretofore supplemented, the “Indenture”), to provide for the issuance of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), in one or more series;

WHEREAS, pursuant to Section 901 of the Existing Indenture, the Company desires to provide for the issuance of a new series of its Securities to be known as its 5.750% Senior Notes due 2026 (the “Initial Notes” and together with any Additional Notes (as defined herein) issued in accordance with Section 2.05 hereunder from time to time and any Exchange Notes (as defined herein), the “Notes”), and to establish the forms thereof, as in Section 201 of the Existing Indenture provided, and to set forth the terms thereof, as in Section 301 of the Existing Indenture provided;

WHEREAS, the Board of Directors of the Company, pursuant to resolutions duly adopted by the Board of Directors on March 21, 2018, and resolutions duly adopted by the pricing committee of the Board of Directors on April 19, 2018, has duly authorized the issuance of up to $350,000,000 aggregate principal amount of the Notes, and has authorized the appropriate officers of the Company to execute any and all appropriate documents necessary or appropriate to effect such issuance;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture;

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done; and

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:

ARTICLE 1

DEFINITION OF TERMS

Section 1.01    Definitions.

Unless the context otherwise requires:

(a)    each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b)    each term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c)    the singular includes the plural and vice versa;

(d)    headings are for convenience of reference only and do not affect interpretation;

(e)    the following terms, as used herein, have the following meanings:

“Additional Notes” means, subject to Section 205 of this Supplemental Indenture, 5.750% Senior Notes due 2026 issued from time to time after the date of this Supplemental Indenture under the terms of the Existing Indenture and this Supplemental Indenture (other than pursuant to Section 304, 305, 306, 906 or 1107 of the Existing Indenture).

“Additional Interest” has the meaning assigned to that term in the Registration Rights Agreement.

“Applicable Premium” means with respect to any Notes on any Redemption Date, as determined by the Company, the excess, if any, of (1) the present value as of such Redemption Date of (i) the Call Period Redemption Price of such Notes on April 15, 2021 plus (ii) all required interest payments due on such Notes through April 15, 2021 (excluding accrued but unpaid interest thereon, if any, to, but not including the applicable Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date, plus fifty (50) basis points, over (2) the then outstanding principal of such Notes.

“Call Period Redemption Price” has the meaning specified in Section 3.01(d) of this Supplemental Indenture.

“Capital Stock” means, with respect to any Person, all equity interests in such Person, including any common stock, preferred stock, limited liability or partnership interests (whether general or limited), and all warrants or options with respect to, or other rights to purchase, the foregoing, but excluding any Indebtedness convertible into equity interests.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of the Subsidiaries of the Company, taken as a whole, to one or more Persons (other than the Company or one of the Subsidiaries of the Company); or (3) the first day on which a majority of the members of the Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Offer” has the meaning specified in Section 4.01(a) of this Supplemental Indenture.

“Change of Control Payment” has the meaning specified in Section 4.01(a) of this Supplemental Indenture.

“Change of Control Payment Date” has the meaning specified in Section 4.01(a) of this Supplemental Indenture.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date the Initial Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a Change of Control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a Change of Control or asset sale, in whole or in part, in each case prior to the date that is ninety-one (91) days after the earlier of the Stated Maturity of the Notes or any date on which the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because such Capital Stock may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Equity Offering” means any public offering or private placement of Capital Stock for cash (other than Disqualified Stock) after the date any Notes offered under this Supplemental Indenture are issued.

“Equity Redemption Price” has the meaning specified in Section 3.01(b) of this Supplemental Indenture.

“Existing Indenture” has the meaning specified in the first recital of this Supplemental Indenture.

“Gerdau Acquisition” means the Company’s proposed acquisition of certain assets of the business, and certain outstanding common stock, belonging directly or indirectly to GNA Financing, Inc., a Delaware corporation, or certain of its subsidiaries and affiliates. “Gerdau Acquisition Agreement” means the Stock and Asset Purchase Agreement, dated as of December 29, 2017, by and among GNA Financing Inc., Gerdau Ameristeel US Inc., Gerdau Ameristeel Sayreville Inc., Gerdau Ameristeel WC, Inc., the Company and certain of the Company’s wholly owned subsidiaries.

“Initial Notes” has the meaning specified in the second recital of this Supplemental Indenture.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Issue Date” means May 3, 2018.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“No Call Redemption Price” has the meaning specified in Section 3.01(a) of this Supplemental Indenture.

“Notes” has the meaning stated in the second recital of this Supplemental Indenture.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the sixty (60) day period (which 60 day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of May 3, 2018 between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Exchange Notes.

“S&P” means S&P Global Ratings, a subsidiary of the S&P Global, Inc., and any successor thereto.

“Securities” has the meaning specified in the first recital of this Supplemental Indenture.

“Special Optional Redemption Deadline” means March 29, 2019, if and only if the Gerdau Acquisition has not been completed on or before such date.

“Special Optional Redemption Date” means the 15th Business Day following the earlier to occur of (a) the Special Optional Redemption Deadline, if any, and (b) the date, if any, the Gerdau Acquisition Agreement is terminated.

“Special Optional Redemption Notice” means a notice to Holders of Notes stating that the Notes shall be redeemed and specifying the Special Optional Redemption Date and such other information as required, to the extent applicable, by Section 1104 of the Existing Indenture.

“Special Optional Redemption Price” means a price equal to 100% of the initial offering price of the Notes, in each case plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to but excluding the Special Optional Redemption Date.

“Treasury Rate” means as of any Redemption Date of any Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the date that notice of redemption is given (or, if such Federal Reserve Statistical Release H.15 (519) is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to April 15, 2021; provided, however, that if the period from the date that notice of Redemption Date is given to April 15, 2021 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth (1/12) of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to April 15, 2021 is less than one (1) year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one (1) year will be used.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

(f)    As used in this Supplemental Indenture, for the purposes of the Notes, the term “interest” shall be deemed to include any “Additional Interest” payable as a consequence of a “Registration Default,” in each case as defined in, and in accordance with, the Registration Rights Agreement.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01    Designation.

There is hereby authorized and established a series of Securities under the Indenture. Such series of Securities is hereby designated as the “5.750% Senior Notes due 2026.” The aggregate principal amount of the Notes to be issued on the date hereof shall be $350,000,000.

Section 2.02    Form.

Provisions relating to the Notes are set forth in Appendix A hereto. The Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to Appendix A. The Notes may have notations, legends or endorsements required by law, stock exchange rule and agreements to which the Company is subject, if any, or usage. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Appendix A are hereby incorporated in and expressly made part of this Supplemental Indenture.

Section 2.03    Denomination.

The Company shall issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.04    Redemption.

The Notes are subject to redemption as described in Article Three hereof.

Section 2.05    Additional Notes.

(a)    The Company shall be entitled, subject to its compliance with this Section 205, to issue Additional Notes on the same terms and conditions as the Initial Notes issued under this Supplemental Indenture, except for issue date, issue price, pre-issuance accrued interest and, in some cases, first Interest Payment Date (as defined in Exhibit A to Appendix A). The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase, but may be treated as separate classes, with, among other things, separate issue prices, for United States federal tax purposes.

(b)    With respect to any issuance of Additional Notes, the Company shall deliver to the Trustee a Board Resolution or an Officers’ Certificate, and, if the Company elects, a supplemental indenture, which shall together provide the following information:

(1)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and

(2)    the issue date, issue price, pre-issuance accrued interest and first Interest Payment Date, and the CUSIP number of such Additional Notes.

Section 2.06    Appointment of Agents.

The Trustee shall initially be the Security Registrar and Paying Agent and shall act as such at its offices in Dallas, Texas. The Company may at any time designate additional Paying Agents or rescind the designations or approve a change in the offices where one or more such Paying Agents act.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01    Optional Redemption by Company.

(a)    At any time and from time to time, prior to April 15, 2021, the Notes may be redeemed in whole or in part at the sole election of the Company, at a Redemption Price equal to 100.000% of the principal amount thereof (the “No Call Redemption Price”) plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, but not including, the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture).

(b)    At any time and from time to time, prior to April 15, 2021, up to 40% in aggregate principal amount of the Notes may be redeemed, at the sole election of the Company, at a Redemption Price equal to 105.750% of the principal amount thereof (the “Equity Redemption Price”), plus accrued and unpaid interest thereon, if any, to, but not including, the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture), with the net cash proceeds of one or more Equity Offerings; provided that (1) immediately after the occurrence of such redemption, to at least 60% of the aggregate principal amount of Notes originally issued under this Supplemental Indenture (excluding Notes held by the Company or its Subsidiaries) remain outstanding, and (2) such redemption occurs within ninety (90) days of the date of the closing of such Equity Offering.

(c)    Except pursuant to clauses (a) or (b) of this Section 3.01 or pursuant to Section 3.02, the Notes will not be redeemable at the Company’s option prior to April 15, 2021.

(d)    At any time and from time to time, on or after April 15, 2021, the Notes may be redeemed in whole or in part, at the sole election of the Company, at the applicable Redemption Price set forth below (each such applicable Redemption Price being the “Call Period Redemption Price”). The Notes will be so redeemable at the following Call Period Redemption Prices (expressed as a percentage of the principal amount of the Notes), plus accrued and unpaid interest thereon, if any, to, but not including, the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture), if redeemed during the twelve (12) month period beginning on April 15th of the years set forth below:

Date	Percentage
2021	102.875%
2022	101.438%
2023 and thereafter	100.000%

(e)    Any optional redemption hereunder shall be made by giving notice to the Trustee as provided in the Indenture (except that, notwithstanding the provisions of Section 1104 of the Existing Indenture, any notice of redemption for the Notes given pursuant to said Section need not set forth the Redemption Price but only the manner of calculation thereof). If the Company elects to redeem the Notes, in whole or in part, the Company shall deliver, no later than two (2) Business Days prior to the Redemption Date, an Officers’ Certificate to the Trustee setting forth the calculation of the Redemption Price applicable to such redemption. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon, the Redemption Price as so calculated on the third (3rd) Business Day preceding the Redemption Date according to the calculation set forth in such Officers’ Certificate.

Section 3.02    Special Optional Redemption.

(a)     If, for any reason, the Gerdau Acquisition is not consummated on or prior to the Special Optional Redemption Deadline or if the Gerdau Acquisition Agreement is terminated prior to such Special Optional Redemption Deadline, the Company may redeem all of the outstanding Notes on the Special Optional Redemption Date at the applicable Special Optional Redemption Price.

(b)    Section 1102 of the Existing Indenture shall not apply in connection with a Special Optional Redemption pursuant to this Section 302. The Special Optional Redemption Notice shall be mailed, with a copy to the Trustee, promptly after the occurrence of the event triggering such Special Optional Redemption to each Holder of Notes at such Holder’s registered address. At the Company’s request, the Special Optional Redemption Notice may be given by the Trustee in the name and at the expense of the Company.

(c)    Notwithstanding anything to the contrary, the Gerdau Acquisition Agreement may be amended and the form of the Gerdau Acquisition may be modified, in each case, without the consent of any Holder of the Notes.

Section 3.03    No Sinking Fund.

The Notes are not entitled to the benefit of any sinking fund or other mandatory redemption obligation prior to the Stated Maturity thereof.

ARTICLE 4

CHANGE OF CONTROL OFFER

Section 4.01    Change of Control Offer.

(a)    Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its option to redeem the Notes as described in Section 301 above, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101.000% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest thereon, if any, on the Notes repurchased to the date of repurchase (the “Change of Control Payment”). Within thirty (30) days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to the Holders of the Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(b)    The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(c)    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the

Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

ARTICLE 5

PAYMENT OF ADDITIONAL INTEREST

Section 5.01    Additional Interest.

The Company shall pay all Additional Interest, if any, in the same manner as provided in Section 307 of the Existing Indenture on the dates and in the amounts set forth in the Registration Rights Agreement. If Additional Interest is payable on the Notes, the Company shall provide an Officers’ Certificate to the Trustee on or before the record date for each interest payment date such Additional Interest is payable setting forth the accrual period and the amount of such Additional Interest in reasonable detail. The Trustee may provide a copy of such Officers’ Certificate or other notice received from the Company relating to Additional Interest to any Holder upon request. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

ARTICLE 6

AMENDMENT OF EXISTING INDENTURE

Section 6.01    Amendment of Article Ten of the Existing Indenture.

Section 1007 of the Existing Indenture is hereby amended and restated, but only with respect to the Notes, to read in its entirety as follows:

“Limitation on Liens

(a) The Company shall not, and shall not permit any Principal Subsidiary of the Company to, incur or suffer to exist any Lien upon any Principal Property, or upon any shares of stock of any Principal Subsidiary of the Company (whether such Principal Property or shares are owned as of the Issue Date or thereafter acquired), to secure any Debt without making, or causing such Principal Subsidiary to make, effective provision for securing the Securities (and no other indebtedness of the Company or any Principal Subsidiary of the Company except, if the Company shall so determine, any other indebtedness of the Company which is not subordinate in right of payment to the Securities or of such Principal Subsidiary) (x) equally and ratably with such Debt as to such Principal Property or shares for as long as such Debt shall be so secured unless such Debt is Debt of the Company which is subordinate in right of payment to the Securities, in which case prior to such Debt as to such Principal Property or shares for as long as such Debt shall be so secured.

The foregoing restrictions will not apply to Liens existing at the Issue Date or to:

(i) Liens securing only the Securities;

(ii) Liens in favor of only the Company;

(iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Principal Subsidiary of the Company (but only to the extent such Liens cover such property);

(iv) Liens on property existing immediately prior to the time of acquisition thereof (and not in anticipation of the financing of such acquisition);

(v) any Lien upon a Principal Property (including any property that becomes a Principal Property after acquisition thereof) to secure Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Lien; provided, however, that (A) the principal amount of any Debt secured by such Lien (1) does not exceed 100% of such purchase price or cost and (2) is incurred not later than six months after such purchase or the completion of such construction or improvement, whichever is later, and (B) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item;

(vi) Liens to secure Debt incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (i) to (v) or any Lien existing at the Issue Date, in each case, as long as such Lien does not extend to any other property and the original amount of the Debt so secured is not increased;

(vii) any Lien securing Debt owing by the Company to a wholly owned Principal Subsidiary of the Company (provided that such Debt is at all times held by a Person which is a wholly owned Principal Subsidiary of the Company); provided, however, that for purposes of this Section 1007 and 1008 hereof, upon either (A) the transfer or other disposition of Debt secured by a Lien so permitted to a Person other than the Company or another wholly owned Principal Subsidiary of the Company or (B) the issuance, sale, lease, transfer or other disposition of shares of capital stock of any such wholly owned Principal Subsidiary to a Person other than the Company or another wholly owned Principal Subsidiary of the Company, the provisions of this clause (vii) shall no longer be applicable to such Lien and such Lien shall be subject (if otherwise subject) to the requirements of this Section 1007 without regard to this clause (vii); and

(viii) Liens to secure (or to secure letters of credit, bankers’ acceptances or bank guarantees in connection with) the performance of statutory obligations (including obligations under workers’ compensation, unemployment insurance or similar legislation), surety or appeal bonds, customs bonds, performance bonds, leases, bids, agreements or other obligations of a like nature, in each case incurred in the ordinary course of business.

(b) In addition to the foregoing, the Company and its Principal Subsidiaries may incur and suffer to exist a Lien to secure any Debt or enter into a Sale and Leaseback Transaction without equally and ratably securing the Securities if, after giving effect thereto, the sum of (i) the principal amount of Debt secured by all Liens incurred after the Issue Date and otherwise prohibited by this Indenture and (ii) the Attributable Debt of all Sale and Leaseback Transactions entered into after the date of this Indenture and otherwise prohibited by this Indenture does not exceed 10% of the Consolidated Net Tangible Assets of the Company.

(c) If the Company shall hereafter be required under this Section 1007 to make (or cause to be made) effective provision for securing the Securities, then (i) the Company will promptly deliver to the Trustee an Officers’ Certificate and Opinion of Counsel stating that this Section

1007 has been complied with and that any instruments executed by the Company or any Principal Subsidiary of the Company in the performance of this Section 1007 shall comply with the requirements hereof, and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the Holders of the Securities as so secured.”

ARTICLE 7

MISCELLANEOUS

Section 7.01    Ratification of Indenture.

The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 7.02    Trustee Makes No Representations.

The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

Section 7.03    Governing Law.

This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict of law principles of such state that would require the application of the laws of another jurisdiction.

Section 7.04    Severability.

In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 7.05    Counterparts.

This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

COMMERCIAL METALS COMPANY

By:	/s/ Mary Lindsey
Name:	Mary Lindsey
Title:	Senior Vice President and Chief Financial Officer

ATTEST

By:	/s/ Paul K. Kirkpatrick
Name:	Paul K. Kirkpatrick
Title:	Vice President - Corporate Secretary And General Counsel

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

Attest

/s/ Kristel D. Richards
Name:	Kristel D. Richards
Title:	Global Corporate Trust Relationship Manager

[Signature Page to Supplemental Indenture]

APPENDIX A

PROVISIONS RELATING TO THE NOTES

1.	Definitions

1.1    Definitions

For the purposes of this Appendix A the following terms shall have the meanings indicated below; capitalized terms used and not defined in this Appendix A shall have the meanings ascribed to such terms in the Indenture:

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(g).

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period,” with respect to the Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Exchange Notes” means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Additional Notes, as applicable, in compliance with the terms of any Registration Rights Agreement and containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear a restricted legend, and (ii) the provisions relating to rights under any Registration Rights Agreement will be eliminated).

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Global Note” means a global Note bearing the global securities legend set forth in Exhibit A to this Appendix A

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

Appendix A

“Initial Purchasers” means (1) with respect to the Notes issued as of the date of this Supplemental Indenture, each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., PNC Capital Markets LLC, Wells Fargo Securities, LLC, Santander Investment Securities Inc., BB&T Capital Markets, a division of BB&T Securities, BBVA Securities Inc., LLC, BMO Capital Markets Corp., Capital One Securities, Inc., Fifth Third Securities, Inc., Rabo Securities USA, Inc. and U.S. Bancorp Investments, Inc., and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Private Placement Legend” means the legend set forth in Section 2.3(g) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means (1) with respect to the Notes issued as of the date of this Supplemental Indenture, the Purchase Agreement, dated April 19, 2018, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers named therein, and (2) with respect to each issuance of Additional Notes, the purchase agreement among the Company and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Securities” mean (1) the Initial Notes and (2) the Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Securities pursuant to a Registration Rights Agreement.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

Appendix A

1.2    Other Definitions

TERM	DEFINED IN SECTION:
“AGENT MEMBERS”	2.1(b)
“REGULATION S”	2.1(a)
“REGULATION S GLOBAL NOTES”	2.1(a)
“RULE 144A”	2.1(a)
“RULE 144A GLOBAL NOTES”	2.1(a)

2.	THE NOTES

2.1    (a) Form and Dating. The Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). The Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein and in the Notes. The Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent Global Notes in fully registered form (collectively, the “Rule 144A Global Notes”); and the Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent Global Notes in fully registered form (collectively, the “Regulation S Global Notes”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in the Regulation S Global Note are being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b)    Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to a Company Order, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.

Appendix A

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture and the Supplemental Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary or its nominee, as the case may be, as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

Ownership of beneficial interests in any Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of Agent Members) and the records of the Agent Members (with respect to interests of Persons other than Agent Members). None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility of liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(c)    Definitive Notes. Except as provided in this Section 2.1 or Section 2.3, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2    Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $350,000,000 5.750% Senior Notes Due 2026, (2) any Additional Notes for an original issue in an aggregate principal amount specified in a Company Order pursuant to the Existing Indenture and (3) Exchange Notes for issue in an Exchange Offer pursuant to the Registration Rights Agreement, for a like principal amount of Securities, in each case upon a Company Order pursuant to the Existing Indenture. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

2.3    Transfer and Exchange.

(a)    Transfer and Exchange of Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.3(a), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.3(a).

(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

Appendix A

(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)    any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)    any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)    the Registrar receives the following:

(i)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

Appendix A

(b)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)    certification, in the form set forth on the reverse of the Security, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred in accordance with Rule 903 or 904 of Regulation S; and

(ii)    written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Note or Regulation S Global Note, as applicable, is then outstanding, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)    the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2)    the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)    there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 304 and Section 306 of the Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant

Appendix A

to this Section 2.3 or Section 304 or Section 306 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.3(c), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.3(d) or (f) hereof.

(d)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.3(d)(1).

(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.3(d)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)    both:

(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)    both:

(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.3(f) hereof, the requirements of this Section 2.3(d)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial

Appendix A

interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.3(h) hereof.

(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.3(d)(2) above and the Registrar receives the following:

(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.3(d)(2) above and:

(A)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)    such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)    the Registrar receives the following:

(i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

Appendix A

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e)    Restrictions on Transfer of Regulation S Global Note. Notwithstanding anything to the contrary herein, during the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(f)    Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order in accordance with Section 303 of the Indenture, the Trustee will authenticate:

(i)    one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(ii)    Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)    Legend.

(i)    Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form:

Appendix A

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW.

BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD THEN IMPOSED BY RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) ONLY (A) TO THE ISSUER OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S OR THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM

Each Global Note shall also bear the following additional legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Appendix A

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

(ii)    Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Security Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Security Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii)    After a transfer of any Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Securities, all requirements pertaining to legends on such Securities will cease to apply and the requirements requiring any such Securities issued to certain Holders be issued in global form will continue to apply.

(iv)    Upon the consummation of an Exchange Offer with respect to the Securities, all requirements pertaining to such Securities that Securities be issued in global form will continue to apply, and the Exchange Notes in global form without the restricted securities legend set forth in Exhibit A hereto will be available to Holders that exchange such Securities in such Exchange Offer.

(h)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(i)    Obligations with Respect to Transfers and Exchanges of Notes.

(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Security Registrar’s request.

(ii)    No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith.

(iii)    The Security Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article Three of this Supplemental Indenture, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 days before an Interest Payment Date.

Appendix A

(iv)    Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, or the Security Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, or the Security Registrar shall be affected by notice to the contrary.

(v)    All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(j)    No Obligation of the Trustee.

(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A

EXHIBIT A

to

APPENDIX A

[FORM OF FACE OF NOTE]

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

[Restricted Security Legend]

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW.

BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD THEN IMPOSED BY RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) ONLY (A) TO THE ISSUER OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION

Exhibit A to Appendix A

REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S OR THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

COMMERCIAL METALS COMPANY

5.750% SENIOR NOTES DUE 2026

CUSIP: [201723 AM5][U06657 AA5]

ISIN: [US201723AM53][USU06657AA53]

No.	$

COMMERCIAL METALS COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of              DOLLARS ($            ) on April 15, 2026, and to pay interest thereon from May 3, 2018, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15th and October 15th in each year (each, an “Interest Payment Date”), commencing on October 15, 2018, at the rate of 5.750% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1st or October 1st (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of (and premium and Additional Interest, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A to Appendix A

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date set forth below.

Dated:	COMMERCIAL METALS COMPANY

By:
	Name:	Mary Lindsey
	Title:	Senior Vice President and Chief Financial Officer

Exhibit A to Appendix A

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Exhibit A to Appendix A

[Reverse Side of Note]

1.    General.

This Security is one of a duly authorized issue of debt securities of the Company (hereinafter called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of May 6, 2013 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture dated as of May 3, 2018 (the “Third Supplemental Indenture” and together with the Base Indenture and any applicable subsequent amendments or supplements, collectively herein called the “Indenture”; all capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture), between the Company and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which series is unlimited in amount. After giving effect to the issuance of Securities of such series on the date of the Supplemental Indenture, $350,000,000 aggregate principal amount of Securities of such series were issued and outstanding.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and any interest on, this Security at the place and rate, and in the coin or currency, herein prescribed.

2.    Redemption.

(a)    At any time and from time to time, prior to April 15, 2021, the Securities may be redeemed in whole or in part at the sole election of the Company, at a Redemption Price equal to 100.000% of the principal amount thereof (the “No Call Redemption Price”) plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, but not including, the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture).

(b)    At any time and from time to time, prior to April 15, 2021, up to 40% in aggregate principal amount of the Securities may be redeemed, at the sole election of the Company, at a Redemption Price equal to 105.750% of the principal amount thereof (the “Equity Redemption Price”), plus accrued and unpaid interest thereon, if any, to, but not including, the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture), with the net cash proceeds of one or more Equity Offerings; provided that (1) immediately after the occurrence of such redemption, to at least 60% of the aggregate principal amount of Notes originally issued under the Third Supplemental Indenture (excluding Securities held by the Company or its Subsidiaries) remain outstanding, and (2) such redemption occurs within ninety (90) days of the date of the closing of such Equity Offering.

(c)    Except pursuant to clauses (a), (b) or (e) of this Section 2, the Securities will not be redeemable at the Company’s option prior to April 15, 2021.

Exhibit A to Appendix A

(e)    At any time and from time to time, on or after April 15, 2021, the Securities may be redeemed in whole or in part, at the sole election of the Company, at the applicable Redemption Price set forth below (each such applicable Redemption Price being the “Call Period Redemption Price”). The Securities will be so redeemable at the following Call Period Redemption Prices (expressed as a percentage of the principal amount of the Securities), plus accrued and unpaid interest thereon, if any, to, but not including, the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307 of the Indenture), if redeemed during the twelve (12) month period beginning on April 15th of the years set forth below:

Date	Percentage
2021	102.875%
2022	101.438%
2023 and thereafter	100.000%

Notice of any redemption shall be mailed at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date to each Holder of the Securities to be redeemed at its registered address. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.

(f)    If, for any reason, the Gerdau Acquisition is not consummated on or prior to the Special Optional Redemption Deadline or if the Gerdau Acquisition Agreement is terminated prior to such Special Optional Redemption Deadline, the Company may redeem all of the outstanding Notes on the Special Optional Redemption Date at the applicable Special Optional Redemption Price.

3.    Change of Control Offer.

Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its option to redeem the Securities as described above, the Company will be required to make a Change of Control Offer to each Holder of the Securities to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities. In the Change of Control Offer, the Company will be required to offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Securities repurchased, plus accrued and unpaid interest thereon, if any, on the Securities repurchased to the date of repurchase. Within thirty (30) days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to the Holders of the Securities describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Securities on the Change of Control Payment Date specified in the notice, which date will be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

4.    Indenture.

The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of the Indenture (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. The Securities issued under the Indenture are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness.

Exhibit A to Appendix A

5.    Registration Rights.

The Note will be entitled to the benefits of the Registration Rights Agreement, dated May 3, 2018, between the Company and the Initial Purchasers named therein, including the right to receive Additional Interest (as defined in the Registration Rights Agreement) as and when set forth therein.

6.    Paying Agent and Security Registrar.

The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be surrendered for registration of transfer or exchange and an office or agency where the Securities may be presented for payment or for exchange. The Company has initially appointed the Trustee, U.S. Bank National Association, as its Paying Agent and Security Registrar. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents or other Security Registrars and to approve any change in the office through which any Paying Agent or Security Registrar acts.

7.    Default.

If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

8.    Sinking Fund.

The Securities will not be subject to any sinking fund.

9.    Denominations; Transfer; Exchange.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be assessed against the Holder for any such registration of transfer or exchange, but the Company may require from the Holder payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

10.    Persons Deemed Owners.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Exhibit A to Appendix A

11.    Amendment; Supplement; Waiver.

The Company, together with the Trustee, may modify the Indenture or the Securities, without the consent of the Holders of any Outstanding Securities, for certain specified purposes, including, among other things, adding to the Company’s covenants or events of default, securing the Securities, appointing a substitute trustee, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act, as amended, providing for the assumption by a successor to the Company of its obligations under the Indenture and making any change that does not adversely affect the interests of the Holders of Securities of any series in any material respect.

The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

12.    No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Securities of this series, under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Securities of this series by accepting a Security of this series waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities of this series.

13.    Trustee Dealings with the Company.

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, as if it were not the Trustee.

14.    Discharge and Defeasance.

The Company’s obligations pursuant to the Indenture with respect to Securities of this series will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities of this series or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Securities of this series to maturity or redemption.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Events of Default upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Exhibit A to Appendix A

15.    Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

16.    Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

17.    Proceedings.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereof on or after the respective due dates expressed herein.

18.    Governing Law.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

Exhibit A to Appendix A

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security no. or tax I.D. no.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                      Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Security custodian

Exhibit A to Appendix A

EXHIBIT B

to

APPENDIX A

FORM OF CERTIFICATE OF TRANSFER

Commercial Metals Company

6565 N. McArthur Boulevard

Irving, TX 75039

U.S. Bank National Association

Global Corporate Trust Services

13737 Noel Road, Suite 800

Dallas, Texas 75240

Re:	5.750% Senior Notes due 2026

Reference is hereby made to the indenture, dated as of May 6, 2013, as supplemented by the third supplemental indenture dated May 3, 2018 (together, the “Indenture”), among Commercial Metals Company, as issuer (the “Company”), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                 , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐	Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐

Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐	Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    ☐    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)    ☐    such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)    ☐    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

4. ☐	Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐	Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐

Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐	Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 201723 AM5), or

(ii)	☐ Regulation S Global Note (CUSIP U06657 AA5)

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 201723 AM5), or

(ii)	☐ Regulation S Global Note (CUSIP U06657 AA5), or

(iii)	☐ Unrestricted Global Note (CUSIP 201723 AN3);

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

Exhibit B to Appendix A

EXHIBIT C

to

APPENDIX A

FORM OF CERTIFICATE OF EXCHANGE

Commercial Metals Company

6565 N. McArthur Boulevard

Irving, TX 75039

U.S. Bank National Association

Global Corporate Trust Services

13737 Noel Road, Suite 800

Dallas, Texas 75240

Re:	5.750% Senior Notes due 2026

(CUSIP 144A - 201723 AM5 / Regulation S U06657 AA5)

Reference is hereby made to the indenture, dated as of May 6, 2013, as supplemented by the third supplemental indenture dated May 3, 2018 (together, the “Indenture”), among Commercial Metals Company, as issuer (the “Company”), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                 , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.	Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐	Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐

Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such

Exhibit C to Appendix A

Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐	Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐	Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.	Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐	Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐	Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note or ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

Exhibit C to Appendix A

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Exhibit C to Appendix A